Exhibit 23.5



January 28, 1997


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina


We are aware of the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-15845) of Glenayre Technologies, Inc. for the registration of shares under the CNET, Inc. Stock Option Plan of our reports dated April 18, 1996, July 19, 1996 and October 18, 1996 relating to the unaudited consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                     Very truly yours,

                                                     /s/ Ernst & Young LLP


Charlotte, North Carolina